                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section 240.14a-12

                               RFS Bancorp, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                            [RFS BANCORP, INC. LOGO]

                                                               December 20, 2000

Dear Stockholder:

    You are cordially invited to attend the 2001 Annual Meeting of Shareholders of RFS Bancorp, Inc. (the "Company"), the holding company for Revere Federal Savings Bank (the "Bank"), Revere, Massachusetts, which will be held on
January 17, 2001 at the main office of the Company located at 310 Broadway, Revere, Massachusetts 02151, at 3:00 p.m., local time (the "Annual Meeting").

    The attached Notice of the 2001 Annual Meeting of Shareholders and proxy statement describe the formal business to be transacted at the Annual Meeting. In addition to the formal items of business, management will report on the operations and activities of the Company and the Bank and you will have an opportunity to ask questions.

    The Board of Directors of the Company has determined that an affirmative vote on each matter to be considered at the Annual Meeting is in the best interests of the Company and its shareholders and unanimously recommends a vote "FOR" each of these matters.

    Please complete, sign and return the enclosed proxy card promptly whether or not you plan to attend the Annual Meeting. YOUR VOTE IS IMPORTANT REGARDLESS OF THE NUMBER OF SHARES YOU OWN. VOTING BY PROXY WILL NOT PREVENT YOU FROM VOTING IN PERSON AT THE ANNUAL MEETING BUT WILL ASSURE THAT YOUR VOTE IS COUNTED IF YOU CANNOT ATTEND.

    On behalf of the Board of Directors, officers and the employees of RFS Bancorp, Inc. and Revere Federal Savings Bank, we thank you for your continued support and look forward to seeing you at the meeting.

                                          Sincerely yours,

                                          /s/ James J. McCarthy

                                          James J. McCarthy
                                          PRESIDENT AND CHIEF EXECUTIVE OFFICER

                               RFS BANCORP, INC.
                                  310 BROADWAY
                          REVERE, MASSACHUSETTS 02151

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                         DATE: WEDNESDAY, JANUARY 17, 2001
                            TIME: 3:00 P.M., LOCAL TIME
                            PLACE: 310 BROADWAY, REVERE, MASSACHUSETTS 02151

                            ------------------------

    At our 2001 Annual Meeting, we will ask you to:

       - Elect three directors for a three-year term expiring at the 2004 Annual Meeting. The following three directors are the Board of Director's nominees.

         Theodore E. Charles    James J. McCarthy    J. Michael O'Brien

       - Ratify the appointment of Shatswell, MacLeod & Co., P.C. as our independent auditors for the fiscal year ending September 30, 2001; and

       - Transact any other business as may properly come before the Annual Meeting.

    You may vote at the Annual Meeting if you were a stockholder of the Company at the close of business on December 15, 2000, the record date.

                                          By Order of the Board of Directors,

                                          /s/ Ernest F. Becker

                                          Ernest F. Becker
                                          SECRETARY

Revere, Massachusetts
December 20, 2000

YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER OF SHARES YOU OWN. THE BOARD OF DIRECTORS URGES YOU TO SIGN, DATE AND MARK THE ENCLOSED PROXY CARD PROMPTLY AND RETURN IT IN THE ENCLOSED ENVELOPE. RETURNING THE PROXY CARD WILL NOT PREVENT YOU FROM VOTING IN PERSON IF YOU ATTEND THE ANNUAL MEETING.

                              GENERAL INFORMATION

GENERAL

    We sent you this proxy statement and enclosed proxy card because the Board of Directors is soliciting your proxy to vote at the Annual Meeting. This proxy statement summarizes the information you need to know to cast an informed vote at the Annual Meeting. You do not need to attend the Annual Meeting to vote your shares. You may simply complete, sign and return the enclosed proxy card and your votes will be cast for you at the Annual Meeting.

    We began mailing this proxy statement, the Notice of Annual Meeting and the enclosed proxy card on or about December 20, 2000 to all shareholders entitled to vote. If you owned RFS Bancorp, Inc.'s (the "Company") common stock at the close of business on December 15, 2000, the record date, you are entitled to vote at the Annual Meeting. On the record date, there were 884,923 shares of common stock outstanding.

QUORUM REQUIREMENT

    A quorum of shareholders is necessary to hold a valid meeting. If the holders of at least a majority of the total number of the outstanding shares of common stock of the Company entitled to vote are represented in person or by proxy at the Annual Meeting, a quorum will exist. We will include proxies marked as abstentions and broker non-votes to determine the number of shares present at the Annual Meeting.

VOTING RIGHTS

    You are entitled to one vote at the Annual Meeting for each share of the Company's common stock that you owned of record at the close of business on December 15, 2000. The number of shares you own (and may vote) is listed at the top of the back of the proxy card.

    You may vote your shares at the Annual Meeting in person or by proxy. To vote in person, you must attend the Annual Meeting, and obtain and submit a ballot, which we will provide to you at the Annual Meeting. To vote by proxy, you must complete, sign and return the enclosed proxy card. If you properly complete your proxy card and send it to us in time to vote, your "proxy" (one of the individuals named on your proxy card) will vote your shares as you have directed. IF YOU SIGN THE PROXY CARD BUT DO NOT SPECIFY HOW YOU WANT TO VOTE YOUR SHARES, YOUR PROXY WILL VOTE YOUR SHARES FOR THE ELECTION OF EACH NOMINEE FOR DIRECTOR LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2.

    If any other matter is presented, your proxy will vote the shares represented by all properly executed proxies on such matters as a majority of the Board of Directors determines. As of the date of this proxy statement, we know of no other matters that may be presented at the Annual Meeting, other than those listed in this proxy statement.

VOTE REQUIRED

PROPOSAL 1:                      The three nominees for director who receive the most votes
  Elect Three Directors          will be elected. So, if you do not vote for a nominee, or
                                 you indicate "withhold authority" for any nominee on your
                                 proxy card, your vote will not count "for" or "against" the nominee. You may not vote your shares cumulatively for the election of directors.

PROPOSAL 2:                      The affirmative vote of a majority of the shares present in
  Ratify Appointment             person or by proxy at the of Annual Meeting and entitled to
  Independent Public             vote on this proposal is required to ratify the appointment
  Accountants                    of Shatswell, MacLeod & Co., P.C. as the Company's
                                 independent certified public accountants. So, if you
                                 "abstain" from voting, it has the same effect as if you
                                 voted "against" this proposal.

EFFECT OF BROKER NON-VOTES

    If your broker holds shares that you own in "street name," the broker may vote your shares on the two proposals listed above even if the broker does not receive instructions from you. If your broker does not vote on ANY of the proposals, this will constitute a "broker non-vote." Broker non-votes will be treated as shares that are not represented on Proposals 1 and 2 and will have no effect on the outcome of the votes.

CONFIDENTIAL VOTING POLICY

    The Company maintains a policy of keeping stockholder votes confidential. We only let our Inspectors of Election and our independent tabulating agent examine the voting materials. We will not disclose your vote to management unless it is necessary to meet legal requirements. We will, however, forward any written comments that you may have to management.

REVOKING YOUR PROXY

    You may revoke your proxy at any time before it is exercised by:

    - Filing with the Company a letter revoking the proxy;

    - Submitting another signed proxy with a later date; and

    - Attending the Annual Meeting and voting in person, if you file a written revocation with the Secretary of the Annual Meeting prior to the voting of such proxy.

    IF YOUR SHARES ARE NOT REGISTERED IN YOUR OWN NAME, YOU WILL NEED APPROPRIATE DOCUMENTATION FROM YOUR STOCKHOLDER OF RECORD TO VOTE PERSONALLY AT THE ANNUAL MEETING. Examples of such documentation include a valid proxy from the registered holder of your shares confirming your ownership of shares of the Company.

SOLICITATION OF PROXIES

    The Company will pay the costs of soliciting proxies from its shareholders. Directors, officers or employees of the Company and Revere Federal Savings Bank (the "Bank") may solicit proxies by:

    - mail;

    - telephone; and

    - other forms of communication.

    We will also reimburse banks, brokers, nominees and other fiduciaries for the expenses they incur in forwarding the proxy materials to you.

OBTAINING AN ANNUAL REPORT ON FORM 10-KSB

    If you would like a copy of our Annual Report on Form 10-KSB for the year ended September 30, 2000, which will be filed with the Securities and Exchange Commission ("SEC"), we will send you one (without exhibits) free of charge. Please write to:

       Anthony J. Patti
       Executive Vice President and Chief Financial Officer
       RFS Bancorp, Inc.
       310 Broadway
       Revere, Massachusetts 02151
       Email Address: Tony@reverefed.com

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

PRINCIPAL SHAREHOLDERS OF THE COMPANY

    The following table contains stockholder information for persons known to the Company to "beneficially own" 5% or more of the Company's common stock as of December 15, 2000. In general, beneficial ownership includes those shares that a person has the power to vote, sell, or otherwise dispose. Beneficial ownership also includes that number of shares which an individual has the right to acquire within 60 days (such as stock options). Two or more persons may be considered the beneficial owner of the same share. We obtained the information provided in the following table from filings with the Securities and Exchange Commission (the "SEC") and with the Company. In this proxy statement, "voting power" is the power to vote or direct the voting of shares, and "investment power" includes the power to dispose or direct the disposition of shares.

                                                 NAME AND ADDRESS OF   AMOUNT AND NATURE OF
TITLE OF CLASS                                    BENEFICIAL OWNER     BENEFICIAL OWNERSHIP   PERCENT
--------------                                   -------------------   --------------------   --------
Common stock, $.01 par value...................  Revere, MHC                  494,767           53.0%
                                                 310 Broadway
                                                 Revere, MA 02151

SECURITY OWNERSHIP OF MANAGEMENT

    The following table shows the Company's common stock beneficially owned by each director and named executive officer identified in the Summary Compensation Table included elsewhere in this proxy statement, and all directors and executive officers of the Company as a group, as of December 15, 2000. Except as otherwise indicated, each person and each group shown in the table has sole voting and investment power with respect to the shares of common stock owned by such person or group.

                                                                               AMOUNT AND      PERCENT OF
                                                                                NATURE OF        COMMON
                                                                               BENEFICIAL         STOCK
NAME                                            TITLE(1)                     OWNERSHIP(2)(3)   OUTSTANDING
----                          ---------------------------------------------  ---------------   -----------
Ernest F. Becker............  Vice-Chairman and Director                            1,987             *
Arno P. Bommer..............  Chairman of the Board and Director                   11,487           1.3%
Theodore E. Charles.........  Director                                             15,987           1.7%
Anthony R. Conte............  Director                                              3,487             *
Carmen R. Matthuchio........  Director                                             15,987           1.7%
James J. McCarthy...........  President, Chief Executive Officer and
                              Director                                             23,596           2.6
J. Michael O'Brien..........  Director                                              1,987             *
Anthony J. Patti............  Executive Vice President and Chief Financial
                              Officer                                              12,716           1.4
Mark Robinson...............  Director                                                987             *
John J. Verrengia...........  Director                                              7,929             *
Angelo A. Todisco...........  Director Emeritus                                     2,987             *
All directors and executive
  officers as a group (12
  persons)(4)(5)............                                                      136,548          15.1

------------------------

*   Less than one percent.

(1) Titles are for both the Company and the Bank.

(2) See "Principal Shareholders of the Company" above for a definition of "beneficial ownership."

(3) The figures shown above include shares held in trust pursuant to the RFS Bancorp, Inc. Employee Stock Ownership Plan (the "ESOP") that have been allocated as of September 30, 2000, to individual accounts as follows:
    Messrs McCarthy--1,284 shares, Mr. Patti--913 shares, and all other executive officers as a group 498 shares. Such persons have voting power (subject to the legal duties of the ESOP Trustee) but no investment power, except in limited circumstances, over such shares. The amount of shares for all directors and executive officers as a group includes 26,842 shares held by the ESOP Trust that have not been allocated to eligible participants as of September 30, 2000, over which the Compensation Committee (consisting of Messrs. Becker, McCarthy and Bommer) may be deemed to have sole "investment power," except in limited circumstances, thereby causing each such committee member to be deemed a beneficial owner. Each such person disclaims beneficial ownership of these shares. The individual participants in the ESOP have shared voting power with the ESOP Trustee with respect to the unallocated shares held in the ESOP Trust.

(4) Includes restricted stock award of 658 shares made to each outside director under the RFS Bancorp, Inc. 1999 Recognition and Retention Plan ("RRP") as of June 29, 2000, except for Mr. Robinson, who was awarded 658 shares under the RRP on January 19, 2000. Under the RRP, Messrs. McCarthy and Patti were also granted restricted stock awards of 4,388 and 2,633 shares of common stock, respectively, and all other executive officers as a group were granted restricted stock awards of 878 shares. Each recipient of restricted stock award has sole voting power, but no investment power, over the common stock covered by the award. The restricted stock awards vest at the rate of 20% per year on each anniversary date of the grant. The first installment for each outside director and to Messrs. McCarthy and Patti vested on June 29, 2000 except for awards held by Mr. Robinson whose first installment will vest on January 19, 2001.

(5) Includes shares of common stock as to which the named individual has the right to acquire beneficial ownership, currently or within 60 days of the December 15, 2000 voting record date, pursuant to the exercise of stock options, as follows: (i) 329 shares each for Mr. Becker, Mr. Bommer, Mr. Charles, Mr. Conte, Ms. Matthuchio, Mr. O'Brien, Mr. Robinson,
    Mr. Verrengia and Mr. Todisco; (ii) 2,193 shares for Mr. McCarthy; and
    (iii) 1,315 shares for Mr. Patti.

                                   PROPOSAL 1
                             ELECTION OF DIRECTORS

GENERAL

    The Board has nominated three persons for election as directors at the Annual Meeting. All three nominees are currently serving on the Company's Board of Directors. If you elect the nominees, they will hold office until the Annual Meeting in 2004 or until their successors have been elected.

    We know of no reason why any nominee may be unable to serve as a director. If any nominee is unable to serve, your proxy may vote for another nominee proposed by the Board. If for any reason these nominees prove unable or unwilling to stand for election, the Board will nominate alternates or reduce the size of the Board of Directors to eliminate the vacancy. The Board has no reason to believe that its nominees would prove unable to serve if elected.

                                                         TERM                                                  DIRECTOR
NOMINEES                                     AGE(1)    EXPIRES        POSITION(S) HELD WITH THE COMPANY        SINCE(2)
--------                                    --------   --------   ------------------------------------------   --------
Theodore E. Charles.......................     58        2004     Director                                       1997
James J. McCarthy.........................     40        2004     President, Chief Executive Officer and         1989
                                                                   Director
J. Michael O'Brien........................     47        2004     Director                                       1997

CONTINUING DIRECTORS
------------------------------------------
Ernest F. Becker..........................     70        2002     Vice-Chairman and Director                     1977
Arno P. Bommer............................     73        2002     Chairman of the Board and Director             1955
Anthony R. Conte..........................     52        2002     Director                                       1988
Carmen Mattuchio..........................     62        2003     Director                                       1994
Mark Robinson.............................     43        2003     Director                                       1999
John J. Verrengia.........................     45        2003     Director                                       1994
Angelo A. Todisco.........................     72          --     Director Emeritus                              1980

------------------------

(1) At September 30, 2000.

(2) Includes terms served on the Board of Directors of the Bank.

BIOGRAPHICAL INFORMATION

    The following information relates to the directors and executive officers of the Company and the Bank. Unless otherwise indicated, each director and executive officer has held his or her current occupation for the last five years.

NOMINEES

    THEODORE E. CHARLES has been a director of the Bank since 1997 and the Company's inception in 1998. Mr. Charles is the Chairman of the Board and Chief Executive Officer of Investors Capital Holdings which is located in Lynnfield, Massachusetts. As Chairman and Chief Executive Officer of Investors Capital Holdings, Mr. Charles is responsible for supervising the brokerage and investment services provided by its affiliates, Investors Capital Corporation, a brokerage concern registered with the National Association of Securities Dealers and Eastern Point Advisors, registered investment advisors.

    JAMES J. MCCARTHY joined the Bank in 1985 and has served as President and Chief Executive Officer of the Bank since 1989 and the Company since 1998. He has also served as a director of the Bank since 1989 and the Company since 1998. Prior to that, Mr. McCarthy, a CPA, was employed by the predecessor to Ernst & Young, Boston, Massachusetts, serving in a variety of audit functions.

Mr. McCarthy has also been employed by Pell Rudman & Company, a Broker Dealer/Investment Advisor firm as a consultant with respect to accounting and reporting to the National Association of Securities Dealers. Mr. McCarthy is on the Board of Directors of the Massachusetts Bankers Association and is involved in many local Revere charities and business organizations including the Revere Chamber of Commerce, Revere Rotary and the Revere Partnership for Economic Development. Mr. McCarthy also served as the Executive Committee Chairman of the Massachusetts Thrift Fund for Economic Development until its dissolution in 1997.

    J. MICHAEL O'BRIEN has been a director of the Bank since 1997 and the Company since 1998. He is the President, Chief Executive Officer and a principal of Eagle Air Freight, a domestic air freight provider, founded in 1981 and based in Chelsea, Massachusetts. Mr. O'Brien is also the trustee and a principal of O'Brien Realty Trust. O'Brien Realty Trust owns and leases warehouse and commercial office space in Chelsea, Massachusetts.

CONTINUING DIRECTORS

    ERNEST F. BECKER has been a director of the Bank since 1977 and the Company since 1998. Mr. Becker, a licensed professional engineer, served as Chief Engineer, Vice President and President of Whitmor Company, an engineering company located in Revere, Massachusetts, from 1952 until his retirement in 1996.

    ARNO P. BOMMER has served on the Board of Directors of the Bank since 1955 and the Company since 1998. He was elected to the position of Chairman of the Bank's Board of Directors in 1978 and the Company's Board of Directors in 1998. Mr. Bommer is a consultant to both the Massachusetts Dental Service Corporation and the Division of Medical Assistance of the Commonwealth of Massachusetts. He is also a partner in Fanuiel Associates, which provides dental office reviews throughout the Commonwealth of Massachusetts. Mr. Bommer is a also a licensed dentist and had a private practice in Revere, Massachusetts before his retirement in 1996.

    ANTHONY R. CONTE was elected to the Bank's Board of Directors in 1988 and the Company's Board of Directors in 1998. Mr. Conte has been a practicing attorney since 1974. He is presently the Regional Solicitor for the U.S. Department of the Interior, Northeast Region.

    CARMEN R. MATTUCHIO has served on the Board of Directors of the Bank since 1994 and the Company since 1998. Mr. Mattuchio is the owner of Burnett & Moynihan, Inc., a building materials supplier, located in Revere, Massachusetts. Mr. Mattuchio has been self-employed by Burnett & Moynihan for the past
20 years.

    MARK ROBINSON has been a director of the Bank and the Company since
July 1999. Mr. Robinson is President of TransDel Corporation, a real estate development company. Prior to becoming President, Mr. Robinson also served as a general partner, manager and partner.

    JOHN J. VERRENGIA has served on the Board of Directors of the Bank since 1994 and the Company since 1998. Mr. Verrengia is a certified public accountant and is currently self-employed as principal accountant of John J. Verrengia, CPA, P.C., a professional corporation. Mr. Verrengia is also a registered investment advisor and provides financial and investment advice to clients. He has been active in both the Revere Chambers of Commerce and Revere Rotary Service as Presidents of both organizations.

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

    ANTHONY J. PATTI, age 45, has been the Executive Vice President and Chief Financial Officer of the Bank since 1992 and the Company since 1998. He is responsible for the financial, lending operations, information systems, customer service and marketing functions of the Bank on a day-to-day basis. Prior to joining the Bank, Mr. Patti served as an Operations Specialist for the Resolution Trust Corporation.

Mr. Patti has also been employed by the Home Owners Savings Bank, F.S.B., located in Boston, Massachusetts where he served as a First Vice President and Controller and by Andover Savings Bank, Andover, Massachusetts, where he served as Comptroller.

    JUDITH E. TENAGLIA, age 48, has been employed by the Bank for 22 years and has been Treasurer of the Bank since 1991. Prior to becoming the Bank's Treasurer, Ms. Tenaglia was the Operations Manager. In addition to her role as Treasurer, she is also responsible for the Human Resources functions within the Bank. She is involved in a number of community activities including the Revere Rotary of which she is a director.

DIRECTOR EMERITUS

    ANGELO A. TODISCO was elected to the Board of Directors of the Bank in 1980, and served on the Board of Directors of the Company and the Bank until 1999.
Mr. Todisco is a retired licensed public adjuster and serves as President of DePiano & Todisco Adjusters, Inc., which appraises damages to residential and commercial properties on behalf of its clients in connection with the settlement of insurance claims.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" ALL OF THE NOMINEES FOR ELECTION AS DIRECTORS.

              INFORMATION ABOUT BOARD OF DIRECTORS AND MANAGEMENT

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

    The Company's Board of Directors currently consists of nine members. The Company's Charter and Bylaws provide that the Board of Directors shall be divided into three classes, as nearly equal in number as possible. The terms of three directors expire at the Annual Meeting.

    The Board of Directors oversees our business and monitors the performance of our management. In accordance with our corporate governance procedures, the Board of Directors does not involve itself in the day-to-day operations of the Company. The Company's executive officers and management oversee the day-to-day operations of the Company. Our directors fulfill their duties and responsibilities by attending regular meetings of the Board which are held on a monthly basis. Our directors also discuss business and other matters with the Chairman and the President, other key executives, and our principal external advisers (legal counsel, auditors, financial advisors and other consultants).

    The Board of Directors of the Company held 12 regular meetings during the fiscal year ended September 30, 2000. Each incumbent director attended at least 75% of the meetings of the Board of Directors plus committee meetings on which that particular director served during this period.

COMMITTEES OF THE BOARD

    The Board of Directors of the Company has established the following committees:


                     The current members of the Nominating Committee consists of
NOMINATING           Messrs. Bommer, McCarthy and Charles, with Director Bommer
COMMITTEE            serving as the Chairman of this committee.

                     This committee nominates individuals for election to the Company's Board of Directors. The Nominating Committee met once in November, 2000 to select nominees for election as directors at the Annual Meeting. The Company's Bylaws also set forth a procedure for shareholders to nominate directors by notifying the Secretary of the Company in writing and meeting other requirements as set forth in the Company's
                     Bylaws.

                     The current members of the Compensation Committee consists
COMPENSATION         of Messrs. Becker, Bommer and McCarthy and is chaired by
COMMITTEE            Director Becker.

                     The Compensation Committee provides advice and recommendations to the Board in areas of employee salaries and directors' compensation.

                     The Compensation Committee met one time in the 2000 fiscal year.

                     The current members of the Executive Committee, under
                     certain circumstances and to the extent permitted by law,
EXECUTIVE            can exercise all powers of the Board of Directors when the
COMMITTEE            Board is not in session.

                     The Executive Committee held 12 meetings in fiscal 2000. The present members of the Executive Committee are Messrs.
                     Bommer, Becker, Charles and McCarthy, with Director Bommer serving as Chairman of this committee.


                     The current members of the Audit Committee function is
                     carried out by the entire Board of Directors and is
                     responsible for reviewing a number of periodic management
                     reports. It also reviews the annual audit report prepared by the independent accountants and recommends the appointment
AUDIT                of the accountants. The Board of Directors of the Company
COMMITTEE            has not adopted a written charter for the Audit Committee.

                     The Audit Committee held one meeting in fiscal 2000.

AUDIT COMMITTEE REPORT

                   RFS BANCORP, INC.'S AUDIT COMMITTEE REPORT

    THE FOLLOWING AUDIT COMMITTEE REPORT IS PROVIDED IN ACCORDANCE WITH THE RULES AND REGULATIONS OF THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC"). PURSUANT TO SUCH RULES AND REGULATIONS, THIS REPORT SHALL NOT BE DEEMED "SOLICITING MATERIALS," FILED WITH THE SEC, SUBJECT TO REGULATION 14A OR 14C OF THE SEC OR SUBJECT TO THE LIABILITIES OF SECTION 18 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

    The Audit Committee has reviewed and discussed the audited financial statements with management. The committee has also reviewed and discussed with Shatswell, MacLeod & Co., P.C. ("Shatswell"), their independent auditors, the matters required to be discussed by SAS 61, as may be modified or supplemented.

    The Audit Committee has received the written disclosures and the letter from Shatswell required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as may be modified or supplemented, and has discussed with Shatswell its independence.

    Based on the foregoing discussions, the Audit Committee recommended to the Board of Directors of RFS Bancorp, Inc. that the audited financial statements be included in RFS Bancorp, Inc.'s Annual Report on Form 10-KSB for the year ended September 30, 2000.

                                          AUDIT COMMITTEE OF RFS BANCORP, INC.

                                          ENTIRE BOARD OF DIRECTORS OF RFS
                                          BANCORP, INC.

DIRECTORS' COMPENSATION

    FEE ARRANGEMENTS. Currently, each director of the Bank receives the following fees:

    - fee of $350 to each director per Board meeting attended;

    - fee of $400 to the Chairman and Vice-Chairman for each Board meeting attended; and

    - fee ranging from $25 to $100 monthly for each committee meeting attended.

    Total directors' fees for fiscal 2000 were $32,350 and total committee fees were $4,850. The Company does not compensate directors of the Company for their services, but directors are eligible to participate in RFS Bancorp, Inc.'s 1999 Stock Option Plan ("Stock Option Plan") and RFS Bancorp, Inc.'s 1999 Recognition and Retention Plan ("RRP"). These stock benefit plans are discussed under "--Stock Option Plan" and "Recognition and Retention Plan."

EXECUTIVE COMPENSATION

    CASH COMPENSATION. The following table shows the cash compensation paid during the fiscal years ended September 30, 2000 and 1999 to the Chief Executive Officer of the Company and all other executive officers of the Company who received compensation in excess of $100,000 (each, a "Named Executive Officer") during the 2000 fiscal year.

                                                                               LONG-TERM
                                                                             COMPENSATION
                                                                         ---------------------
                                                                         RESTRICTED
                                                 ANNUAL COMPENSATION       STOCK                  ALL OTHER
                                     FISCAL    -----------------------     AWARD      OPTIONS    COMPENSATION
NAME AND PRINCIPAL POSITION           YEAR     SALARY($)(1)   BONUS($)     ($)(2)       (#)         ($)(3)
---------------------------         --------   ------------   --------   ----------   --------   ------------
James J. McCarthy, ...............    2000       156,800          --           --          --        9,818
  President and Chief Executive       1999       156,800       6,031       31,813      10,969       12,014
  Officer
Anthony J. Patti, ................    2000       110,000          --           --          --        8,382
  Executive Vice President and        1999       110,000       4,231       19,089       6,581       10,040
  Chief Financial Officer

------------------------

(1) Includes the Named Executive Officer's base salary including all payroll deductions for health insurance under the Bank's health insurance plan and pre-tax contributions to the Bank's 401(k) Plan.

(2) The values reflected for restricted stock awards represent the value of 4,388 shares of restricted stock and 2,633 shares of restricted stock awarded to Mr. McCarthy and Mr. Patti, respectively, on June 29, 1999, determined on the basis of the closing price per share on such date of $7.25 These restricted stock awards vest in 20% annual installments over a period of five years beginning on the first anniversary of the date of grant, with accelerated vesting in the event of death, disability, or retirement while in service with the Company or the Bank. The first installment vested on June 29, 2000. Cash dividends made with respect to these shares of restricted stock, if any, will be distributed to the award holders.

(3) Reflects matching contributions made by the Bank under the 401(k) Plan on behalf of each of Mr. McCarthy and Mr. Patti during the fiscal years ended September 30, 2000 and 1999 of $5,000. Also, reflects $4,818 and $7,014 and $3,382 and $5,040 allocated as of September 30, 2000 and 1999, respectively, under the ESOP on behalf of Mr. McCarthy and Mr. Patti, respectively.

EMPLOYMENT AGREEMENTS

    The Bank is a party to an employment agreement with each of the following persons: James J. McCarthy, President and Chief Executive Officer; Anthony J. Patti, Executive Vice President and Chief Financial Officer; and Judith E. Tenaglia, Treasurer (the "Senior Executives"). These employment agreements establish the respective duties and compensation of the Senior Executives and are intended to ensure that the Bank will be able to maintain a stable and competent management base. The success of the Bank depends to a significant degree on the skills and competence of the Senior Executives.

    The employment agreements provide for initial terms of three years, in the case of Messrs. McCarthy, Patti and Ms. Tenaglia. Commencing on the first anniversary of the effective date of each employment agreement and continuing on each anniversary date afterwards, the Senior Executive's agreement may be extended, after review by the Bank's Board of Directors, for an additional one-year period, so that the remaining term will be three years for Messrs. McCarthy and Patti and Ms. Tenaglia. If the Senior Executive's employment agreement is not renewed, the agreement will expire in accordance with its terms. The current base salaries for Mr. McCarthy, Mr. Patti and Ms. Tenaglia are $156,800, $110,000, and $60,000, respectively. The employment agreements provide for each Senior Executive's base salary to be reviewed annually and it is anticipated that each Senior Executive's base salary will be increased on the basis of his or her job performance and the overall performance of the Bank. In addition to base salary, each employment agreement provides for, among other things, participation in stock, retirement and welfare benefit plans and eligibility for fringe benefits applicable to executive personnel such as fees for club and organization membership deemed appropriate by the Bank and the Senior Executive.

    The agreements provide for the termination of the Senior Executive by the Bank for "cause" as defined in the Agreement at any time during the term. In the event the Bank terminates a Senior Executive's employment for reasons other than for "cause," or in the event of the Executive's resignation from the Bank upon
(i) failure to re-appoint, elect or re-elect the executive to his or her current offices; (ii) a material change in the Senior Executive's functions, duties or responsibilities, or relocation of the Senior Executive's principal place of employment by more than 30 miles; (iii) a "change in control" of the Bank (as defined below) such as its liquidation or dissolution; or (iv) a breach of the agreement by the Bank, the Senior Executive, or in the event of death, his or her beneficiary would be entitled to a lump sum cash payment in an amount equal to the remaining base salary due to the Senior Executive at the time of termination that would have been payable during the remaining term of the Executive's employment agreement. In addition, the employment agreement for Mr. McCarthy provides for him to receive, as additional severance, the highest cash bonus and the additional contributions or benefits that he would have earned or accrued under any employee benefit plan of the Bank or the Company during the remaining unexpired term of his employment agreement. As additional severance, all of the employment agreements provide for the Bank to continue the Senior Executive's life, health, dental and disability coverage for the remaining term of the Executive's employment agreement.

    The Bank's employment agreements have restrictions on the aggregate dollar amount of compensation and benefits payable to a Senior Executive in the event of an employment termination following a "change in control" of the Bank. In general, for purposes of the employment agreements and the plans maintained by the Bank, a "change in control" will be deemed to occur when a person or group of persons acting in concert acquires beneficial ownership of 25% or more of any class of equity security, such as common stock of the Bank, or in the event of a tender offer, exchange offer, merger or other form of business combination, sale of assets or contested election of directors which results in a "change in control" of the majority of the Board of Directors of the Bank.

    If the total cash and benefits paid to a Senior Executive under an employment agreement together with payments under other benefit plans following a "change in control" constitute an "excess parachute payment" under section 280G of the Internal Revenue Code of 1986, the compensation payable to the Senior Executive would be reduced (but not below zero) to avoid the assessment of excise taxes on such excess parachute payments.

PENSION PLAN

    The Bank maintains a tax-qualified defined benefit plan through the Financial Institutions Retirement Fund ("Pension Plan"). An employee of the Bank who has attained age 21 and completed at least one year of service with the Bank will be eligible to participate and accrue benefits under the Pension Plan.

    The Pension Plan provides an annual pension benefit for each participant, including the Named Executive Officers, equal to 2.25% of the participant's "average annual salary" multiplied by the participant's years of benefit service, up to a maximum of 30 years. The Pension Plan defines "average annual salary" to mean the average of a participant's salary over a five year period of employment with the Bank during which the participant's salary was the highest. A participant will become fully vested in the benefits that have been accrued for him under the Pension Plan after completion of five years of service with the Bank. The Pension Plan provides for benefits to be paid in a straight life or joint and survivor annuity; however, optional forms of benefits payment, such as lump sum distributions, are also available under the Plan.

    The Bank makes annual contributions to the Pension Plan in an amount necessary to satisfy the actuarially determined minimum funding requirements of the Internal Revenue Code and the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). The assets of the Pension Plan are held in a separate trust established by the Financial Institutions Retirement Fund.

    PENSION PLAN TABLE. The following table sets forth the estimated annual benefits payable under the Pension Plan upon a participant's normal retirement at age 65, expressed in the form of a single life annuity and for the average annual salary and years of credited service specified therein. The annual benefits shown in the table assume the participant would receive his or her retirement benefits under the Pension Plan in the form of a straight life annuity, upon normal retirement, at age 65. The benefits provided under the Pension Plan are not integrated with federal social security retirement benefits. Pursuant to the terms of the Pension Plan, no more than a maximum of 30 years of service may be recognized for benefit accrual purposes.

                    YEARS OF SERVICE AND BENEFIT PAYABLE AT RETIREMENT
 AVERAGE ANNUAL    -----------------------------------------------------
   SALARY(1)           15            20            25            30
----------------   -----------   -----------   -----------   -----------
    $ 50,000         $16,900       $22,500       $28,100      $ 33,800
    $ 75,000         $25,300       $33,800       $42,200      $ 50,600
    $100,000         $33,800       $45,000       $56,300      $ 67,500
    $125,000         $42,200       $56,300       $70,300      $ 84,400
    $150,000         $50,600       $67,500       $84,400      $101,300
    $160,000         $54,000       $72,000       $90,000      $108,000

------------------------

(1) Pursuant to the Internal Revenue Code, the amount of annual compensation that may be taken into account in determining pension plan benefits is limited to $160,000, as adjusted.

    As of September 30, 2000, Mr. McCarthy had 13 years and 11 months of credited service and Mr. Patti had 7 years and 6 months of credited service for benefit accrual purposes under the Pension Plan.

STOCK OPTION PLAN

    The purpose of the Stock Option Plan is to promote the growth of the Company, the Bank and other affiliates by linking the incentive compensation of officers, key executives and directors with the profitability of the Company. The Stock Option Plan is not subject to ERISA and is not a tax-qualified plan. The Company has reserved an aggregate of 43,876 shares of common stock for issuance upon the exercise of stock options granted under the Stock Option Plan.

    The members of the Board's Compensation Committee who are disinterested directors ("Option Committee") administer the Stock Option Plan. In general, both "incentive stock options" and non-qualified stock options to purchase common stock of the Company may be granted to eligible officers, employees and outside directors, subject to the restrictions of the Internal Revenue Code. The Option Committee has discretion under the Stock Option Plan to establish certain material terms of the options granted to officers and employees provided such grants are made in accordance with the Stock Option Plan's requirements. As of December 15, 2000, each outside director of the Company had been granted a non-qualified stock option to purchase an aggregate of 14,805 shares of common stock at an exercise price of $7.25, except that Mr. Robinson was granted stock options to purchase shares of common stock at an exercise price of $7.625.

    All stock options granted under the Plan vest in 20%, 40%, 60%, 80% increments over a five year period with all remaining options vesting during the fifth year. These options are subject to automatic full vesting upon the optionee's death, disability or retirement with the Company. The first installment of options became exercisable on June 29, 2000. The Company believes the use of a vesting schedule will encourage each option recipient to remain in the service of the Company (or an affiliate) and contribute to its profitability in order to enjoy the full economic benefit of the option. The Company pays all costs and expenses of the Stock Option Plan. The Company has reserved the right to amend or terminate the Plan, in whole or in part, subject to the requirements of all applicable laws.

    The following table provides the value for "in-the-money" options, which represent the positive spread between the exercise price of any such existing stock options and the fiscal year-end price of the common stock, which was $1.00 per share.

    AGGREGATED OPTIONS IN 2000 FISCAL YEAR AND 2000 FISCAL YEAR END OPTIONS

                                                       NUMBER OF SECURITIES        VALUE OF UNEXERCISED
                                                      UNDERLYING UNEXERCISED           IN-THE-MONEY
                                                      OPTIONS/SARS AT FISCAL      OPTIONS/SARS AT FISCAL
                                                             YEAR-END                   YEAR-END(1)
                                                                (#)                         ($)
NAME                                                 EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE
----                                                 -------------------------   -------------------------
James J. McCarthy, ................................          2,139/8,557               $2,139/8,557
  President and Chief Executive Officer                      1,316/5,265               $1,316/5,265
Anthony J. Patti, .................................
  Executive Vice President and Chief Financial
  Officer

------------------------

(1) The closing price per share of common stock on September 20, 2000 was $8.25, and all options have an exercise price of $7.25 per share, which equals a spread of $1.00 per share.

RECOGNITION AND RETENTION PLAN

    Similar to the Stock Option Plan, the RRP functions as a long-term incentive compensation program for eligible officers, employees and outside directors of the Company, the Bank and other affiliates. The members of the Board's Compensation Committee who are disinterested directors ("RRP Committee") administer the RRP. The Company pays all costs and expenses of administering the RRP.

    As required by the terms of the RRP, the Company has established a trust and will contribute, or cause to be contributed, to the trust, from time to time, funds sufficient to purchase up to 17,550 shares of common stock, the maximum number of restricted stock awards that may be granted under the RRP. Shares of common stock subject to a restricted stock award are held in the trust until the award vests at which time the shares of common stock attributable to the portion of the award that have vested are distributed to the award holder. An award recipient is entitled to exercise voting rights and receive cash dividends with respect to the shares of common stock subject to the award, whether or not the underlying shares have vested.

    Restricted stock awards are granted under the RRP on a discretionary basis to eligible officers and executives selected by the RRP Committee and are awarded to outside directors pursuant to the terms of the RRP. As of December 15, 2000, each outside director has been granted a restricted stock award with respect to 5,922 shares of common stock. All outstanding restricted stock awards will vest and become distributable at the rate of 20% per year, over a five year period, subject to automatic full vesting on the date of the award holder's death, disability or retirement.

    The Company may amend or terminate the RRP, in whole or in part, at any time, subject to the requirements of all applicable laws.

TRANSACTIONS WITH CERTAIN RELATED PERSONS

    Under applicable federal law, all loans or extensions of credit to executive officers and directors must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with the general public and must not involve more than the normal risk of repayment or present other unfavorable features. The Bank has made loans or extended credit to executive officers and directors and also to certain persons related to executive officers and directors. All such loans were made by the Bank in the ordinary course of business and were not made with more favorable terms nor did they involve more than the normal risk of collectibility or present unfavorable features. At September 30, 2000, the Bank had a total of $225,763 loans outstanding to its executive officers and directors.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that the Company's directors, executive officers, and any person holding more than ten percent of the Company's common stock file with the SEC reports of ownership changes, and that such individuals furnish the Company with copies of the reports.

    Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that all of our executive officers and directors complied with all
Section 16(a) filing requirements applicable to them, except that Mr. Robinson inadvertently failed to timely file a Form 4 to report a transaction.
Mr. Robinson reported this transaction on a Form 4 dated December 14, 2000.

                                   PROPOSAL 2
            RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS

    The Board of Directors has appointed Shatswell, MacLeod & Co., P.C. as the independent auditors for the Company for the fiscal year ending September 30, 2001, and we are asking shareholders to ratify the appointment. Representatives of Shatswell MacLeod are not expected to attend the Annual Meeting.

 THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE RATIFICATION OF
  THE APPOINTMENT OF SHATSWELL, MACLEOD AS OUR INDEPENDENT PUBLIC ACCOUNTANTS.

                             ADDITIONAL INFORMATION

INFORMATION ABOUT STOCKHOLDER PROPOSALS

    If you wish to submit proposals to be included in our proxy statement for the 2002 Annual Meeting of Shareholders, we must receive them by August 20, 2001, pursuant to the proxy soliciting regulations of the SEC. SEC rules contain standards as to what stockholder proposals are required to be in the proxy statement. Any such proposal will be subject to 17 C.F.R. Section240.14a-8 of the rules and regulations promulgated by the SEC.

    In addition, under the Company's Bylaws, if you wish to nominate a director or bring other business before an annual meeting:

    - You must be a stockholder of record and have given timely notice in writing to the Secretary of the Company.

    - Your notice must contain specific information required in our Bylaws.

                                          By Order of the Board of Directors,

                                          /s/ Ernest F. Becker

                                          Ernest F. Becker

                                          SECRETARY

Revere, Massachusetts
December 20, 2000

TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED.

RFS BANCORP, INC.                                               REVOCABLE PROXY



THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF RFS BANCORP, INC.
     FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JANUARY 17, 2001.

 The undersigned stockholder of RFS Bancorp, Inc. (the "Company") hereby appoints Arno P. Bommer, Ernest F. Becker and James J. McCarthy, each of them, with full powers of substitution, to represent and to vote as proxy, as designated, all shares of common stock of RFS Bancorp, Inc. held of record by the undersigned on December 15, 2000, at the 2001 Annual Meeting of Stockholders (the "Annual Meeting") to be held at the main office of the Company, located at 310 Broadway, Revere, Massachusetts 02151, at 3:00 p.m., local time, on January 17, 2001 or at any adjournment or postponement thereof, upon the matters described in the accompanying Notice of the Annual Meeting of Stockholders and the proxy statement and upon such other matters as may properly come before the 2001 Annual Meeting. The undersigned hereby revokes all prior proxies.

 This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF ALL NOMINEES LISTED IN ITEM 1 AND "FOR" THE RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT AUDITORS LISTED IN ITEM 2.

            PLEASE MARK, SIGN AND DATE THIS PROXY ON THE REVERSE SIDE
                AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

-------------------------------------------------------------------------------

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" ALL OF THE NOMINEES NAMED IN ITEM 1 AND A VOTE "FOR" THE PROPOSAL IN ITEM 2.

                                          I WILL ATTEND THE ANNUAL MEETING. |_|

                                 Please Mark Your Choice Like This
                                 in Blue or Black Ink.                      |X|
-------------------------------------------------------------------------------

1.  Election  of three  directors  for terms of three  years each.
    NOMINEES:  Theodore  E.  Charles, James J. McCarthy and J. Michael O'Brien.

                FOR              AGAINST             ABSTAIN
                |_|                |_|                 |_|

-------------------------------------------------------------------------------

    INSTRUCTION:  TO WITHHOLD  AUTHORITY to vote for any  individual  nominee, write that  nominee's name in the space provided:

-------------------------------------------------------------------------------

2. Ratification of the appointment of Shatswell, MacLeod & Co., P.C. as independent auditors for the fiscal year ending September 30, 2001.

                FOR              AGAINST             ABSTAIN
                |_|                |_|                 |_|

-------------------------------------------------------------------------------

                                        The undersigned hereby acknowledges
                                        receipt of the Notice of Annual Meeting
                                        of Stockholders and the proxy statement
                                        for the 2001 Annual Meeting.

                                        ---------------------------------------

                                        ---------------------------------------
                                        Signature(s)

                                        Dated:
                                               --------------------------------

                                        Please sign exactly as your name appears on this proxy. Joint owners should each sign personally. If signing as attorney, executor, administrator, trustee or guardian, please include your full title. Corporate or partnership proxies should be signed by an authorized officer.